Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Bob Puccini
Investor Relations
(720) 895-7787
bob.puccini@arrisi.com

ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED

FIRST QUARTER 2013 RESULTS

Suwanee, Ga. (April 24, 2013) ARRIS Group, Inc. (NASDAQ:ARRS), today announced preliminary and unaudited financial results for the first quarter 2013.

Revenues in the first quarter 2013 reflect a $13.2 million reduction related to Comcast’s investment in ARRIS associated with the Company’s acquisition of Motorola Home, which closed on April 17, 2013. Prior to the adjustment, revenues were $366.8 million. Including the adjustment, revenues were $353.7 million as compared to first quarter 2012 revenues of $302.9 million and as compared to fourth quarter 2012 revenues of $344.0 million.

Adjusted net income (a non-GAAP measure) in the first quarter 2013 was $0.25 per diluted share, compared to $0.19 per diluted share for the first quarter 2012 and $0.28 per diluted share for the fourth quarter 2012. GAAP net loss in the first quarter 2013 was $(0.13) per diluted share, as compared to first quarter 2012 GAAP net income of $0.05 per diluted share and fourth quarter 2012 GAAP net income of $0.13 per diluted share. A reconciliation of adjusted net income to GAAP net income per diluted share is attached to this release and also can be found on the Company’s website (www.arrisi.com).

Excluding the reduction of revenue and a corresponding reduction in gross profit related to the investment in ARRIS by Comcast, gross margin for the first quarter 2013 was 33.2%. Gross margin including the adjustments for the first quarter 2013 was 30.7%. The Company ended the first quarter of 2013 with $631.3 million of cash resources, which included $608.4 million of cash, cash equivalents and short-term investments, and $22.9 million of long-term marketable security investments, as compared to $584.0 million, in the aggregate, at the end of the fourth quarter of 2012. The Company generated $50.1 million of cash from operating activities during the first quarter 2013, which compares to $35.3 million generated in the first quarter 2012.

Order backlog at the end of the first quarter 2013 was $282.1 million as compared to $277.7 million and $222.6 million at the end of the first quarter 2012 and the fourth quarter 2012, respectively. The Company’s book-to-bill ratio in the first quarter 2013 was 1.17 as compared to the first quarter 2012 of 1.43 and the fourth quarter 2012 of 1.11.

“Our record first quarter revenues reflect the culmination of a decade of growth during which ARRIS revenues have tripled. I am looking forward to continued

growth now that we have closed our acquisition of Motorola Home. We welcome all of our new employees to the ARRIS team. The combination will be very powerful for our customers and shareholders,” said Bob Stanzione, ARRIS Chairman and CEO.

“We are off to a good start to the year with sales and adjusted net income per share in the upper half of our guidance. As previously disclosed, the investment in ARRIS by Comcast in conjunction with the acquisition of the Motorola Home business resulted in fair value impacts on the balance sheet and income statement; $13.2 million was recorded as a reduction in revenue and gross margin, and $19.3 million was recorded as other expense in the first quarter 2013. An explanation of the accounting for these impacts is attached to the press release,” said David Potts, ARRIS EVP & CFO. “With the closure of our Motorola Home acquisition last week, we are now in the midst of reviewing our outlook for the second quarter and the balance of 2013. We plan on providing an update in the near future.”

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, April 24, 2013, to discuss these results in detail. You may participate in this conference call by dialing (888) 680-0892 or (617) 213-4858 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 78256359, and Bob Puccini as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through May 1, 2013 by dialing (888) 286-8010 or (617) 801-6888 and using the pass code 35756915. Live internet access to the call will be available through the Investor Relations section of the Company’s website at www.arrisi.com. A replay will also be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS

ARRIS is a premier video and broadband technology company that transforms how service providers worldwide deliver entertainment and communications without boundaries. Its powerful end-to-end platforms enable service and content providers to improve the way people connect – with each other and with their favorite content. The Company’s vision and expertise continue to drive the industry’s innovations, as they have for more than 60 years. Headquartered north of Atlanta, in Suwanee, Georgia, ARRIS has R&D, sales and support centers throughout the world. Information about ARRIS products and services can be found at www.arrisi.com.

Forward-looking statements:

Statements made in this press release and in the related conference call, including those related to:

•	growth expectations and business prospects;

•	revenues and net income for the second quarter 2013 and beyond;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

•

projected results for the second quarter 2013 as well as the general outlook for 2013 are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•

ARRIS’ customers operate in a capital intensive consumer based industry, and the current economic uncertainty or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers; and

•

because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the current volatility in the capital markets, the potential impact on the business of the Motorola Home acquisition, the retention of employees and the ability of ARRIS to successfully integrate Motorola Home’s business opportunities, technology, personnel and operations; its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2012. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

# # # # #

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$423,551	$131,703	$188,653	$199,395	$215,808
Short-term investments, at fair value	184,838	398,414	359,753	340,166	298,539

Total cash, cash equivalents and short term investments	608,389	530,117	548,406	539,561	514,347

Restricted cash	4,689	4,722	4,665	3,942	3,943
Accounts receivable, net	206,236	188,581	171,143	179,371	183,427
Other receivables	3,743	350	578	1,414	5,071
Inventories, net	126,530	133,848	137,496	102,361	105,114
Prepaids	13,227	11,682	12,408	12,124	12,436
Current deferred income tax assets	25,927	24,944	20,787	21,972	22,068
Other current assets	24,377	25,648	18,907	16,766	16,792

Total current assets	1,013,118	919,892	914,390	877,511	863,198

Property, plant and equipment, net	54,109	54,378	54,593	56,175	57,810
Goodwill	193,976	194,115	194,469	194,626	195,268
Intangible assets, net	86,926	94,529	102,258	110,000	117,444
Investments	55,938	86,164	57,483	70,967	82,968
Noncurrent deferred income tax assets	52,410	47,431	49,589	47,228	42,106
Other assets	11,089	9,385	9,913	10,575	11,699

	$1,467,566	$1,405,894	$1,382,695	$1,367,082	$1,370,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,783	$45,719	$49,061	$44,800	$54,576
Accrued compensation, benefits and related taxes	36,791	29,773	35,066	28,165	31,081
Accrued warranty	2,768	2,882	3,036	2,995	3,094
Deferred revenue	61,431	44,428	50,859	63,023	60,129
Current portion of LT debt	225,368	222,124	—	—	—
Other accrued liabilities	59,405	25,795	21,768	23,980	31,054

Total current liabilities	433,546	370,721	159,790	162,963	179,934
Long-term debt, net of current portion	—	—	218,943	215,823	212,765
Accrued pension	27,200	26,883	26,172	25,696	25,739
Accrued severance liability, net of current portion	4,262	4,119	3,895	3,758	3,884
Noncurrent income taxes payable	30,168	24,389	24,434	26,676	26,676
Noncurrent deferred income tax liabilities	351	351	334	340	352
Other noncurrent liabilities	18,836	19,043	20,362	21,039	22,372

Total liabilities	514,363	445,506	453,930	456,295	471,722

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,509	1,488	1,479	1,473	1,467
Capital in excess of par value	1,292,971	1,285,575	1,270,561	1,259,946	1,247,763
Treasury stock at cost	(306,330)	(306,330)	(306,330)	(295,960)	(280,724)
Unrealized gain on marketable securities	288	206	74	211	149
Unfunded pension liability	(8,592)	(8,558)	(10,231)	(10,231)	(10,231)
Accumulated deficit	(26,459)	(11,809)	(26,604)	(44,468)	(59,469)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	953,203	960,388	928,765	910,787	898,771

	$1,467,566	$1,405,894	$1,382,695	$1,367,082	$1,370,493

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended March 31,
	2013	2012
Net sales	$353,650	$302,901
Cost of sales	245,124	193,993

Gross margin	108,526	108,908

Operating expenses:
Selling, general, and administrative expenses	40,126	39,544
Research and development expenses	44,082	44,147
Acquisition costs	7,190	607
Loss on sale of product line	—	337
Restructuring charges	9	5,203
Amortization of intangible assets	7,603	7,379

	99,010	97,217

Operating income	9,516	11,691
Other expense (income):
Interest expense	4,631	4,350
Gain on investments	(564)	(961)
Loss on foreign currency	821	808
Interest income	(838)	(755)
Other (income) expense, net	19,416	(436)

Income (loss) from continuing operations before income taxes	(13,950)	8,685
Income tax expense (benefit)	700	2,886

Net income (loss)	$(14,650)	$5,799

Net income (loss) per common share:
Basic	$(0.13)	$0.05

Diluted	$(0.13)	$0.05

Weighted average common shares:
Basic	115,150	115,075

Diluted	115,150	117,597

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2013	2012
Operating Activities:
Net income (loss)	$(14,650)	$5,799
Depreciation	6,509	7,195
Amortization of intangible assets	7,603	7,379
Amortization of deferred finance fees	160	160
Non-cash interest expense	3,244	2,999
Deferred income tax provision (benefit)	(5,995)	(4,635)
Stock compensation expense	6,744	6,649
Revenue reduction related to Comcast’s investment in ARRIS	13,182	—
Mark-to-market fair value adjustment related to Comcast’s investment in ARRIS	19,348	—
Provision for doubtful accounts	—	54
Loss on sale of product line	—	337
Loss (gain) on disposal of fixed assets	(4)	3
Gain on investments	(564)	(961)
Excess tax benefits from stock-based compensation plans	(4,659)	(1,654)

Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(17,655)	(31,799)
Other receivables	(3,889)	3,693
Inventory	7,318	7,243
Income taxes payable/recoverable	3,808	6,365
Accounts payable and accrued liabilities	28,014	22,398
Other, net	1,543	4,048

Net cash provided by operating activities	50,057	35,273

Investing Activities:
Purchases of investments	—	(77,766)
Disposals of investments	244,711	51,908
Purchases of property & equipment, net	(6,289)	(3,762)
Sale of property & equipment	53	—
Sale of product line	—	3,249

Net cash provided by (used in) investing activities	238,475	(26,371)

Financing Activities:
Repurchase of common stock	—	(26,315)
Excess income tax benefits from stock-based compensation plans	4,659	1,654
Repurchase of shares to satisfy employee tax withholdings	(11,992)	(8,033)
Fees and proceeds from issuance of common stock, net	10,649	3,725

Net cash provided by (used in) financing activities	3,316	(28,969)
Net increase (decrease) in cash and cash equivalents	291,848	(20,067)
Cash and cash equivalents at beginning of period	131,703	235,875

Cash and cash equivalents at end of period	$423,551	$215,808

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL SALES & NET INCOME RECONCILIATION

(in thousands, except per share data) (unaudited)

	Q1 2012		Q4 2012		Q1 2013
	Amount		Amount		Amount
Sales	$302,901		$344,003		$353,650
Highlighted items:
Acquisition accounting impacts of BigBand deferred revenue	1,771		432		—
Reduction in revenue related to Comcast’s investment in ARRIS	—		—		13,182

Sales excluding highlighted items	$304,672		$344,435		$366,832

	Q1 2012		Q4 2012		Q1 2013
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (loss)	$5,799	$0.05	$14,795	$0.13	$(14,650)	$(0.13)

Highlighted items:
Impacting gross margin:
Acquisition accounting impacts of BigBand deferred revenue	1,258	0.01	432	0.00	—	—
Reduction in gross margin related to Comcast’s investment in ARRIS	—	—	—	—	13,182	0.11
Stock compensation expense	750	0.01	802	0.01	831	0.01

Impacting operating expenses:
Acquisition costs	607	0.01	5,131	0.04	7,190	0.06
Restructuring	5,203	0.04	306	0.00	9	0.00
Amortization of intangible assets	7,379	0.06	7,729	0.07	7,603	0.06
Loss of sale of product line	337	0.00	—	—	—	—
Settlement charge - pension	—	—	3,064	0.03	—	—
Stock compensation expense	5,899	0.05	5,910	0.05	5,913	0.05

Impacting other (income) / expense:
Non-cash interest expense	2,999	0.03	3,181	0.03	3,244	0.03
Impairment of investment	—	—	67	0.00	—	—
Credit facility - ticking fees	—	—	—	—	388	0.00
Mark-to-market FV adjustment related to Comcast’s investment in ARRIS	—	—	—	—	19,348	0.16

Impacting income tax expense:
Adjustments of income tax valuation allowances and other	—	—	(475)	(0.00)	(7,516)	(0.06)
Tax related to highlighted items above	(8,121)	(0.07)	(8,724)	(0.07)	(5,735)	(0.05)

Total highlighted items	16,311	0.14	17,423	0.15	44,457	0.37

Net income excluding highlighted items	$22,110	$0.19	$32,218	$0.28	$29,807	$0.25

Weighted average common shares - Basic		115,075		114,028		115,150

Weighted average common shares - Diluted (1)		117,597		117,013		119,022

(1)	Basic shares used for Q1 2013 as losses were reported for those periods and the inclusion of dilutive shares would be anti-dilutive

See Notes to GAAP and Adjust Non-GAAP Financial Measures

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL RECONCILIATION

ADJUSTMENTS RELATED TO COMCAST’S INVESTMENT IN ARRIS

(unaudited)

Adjustments recorded in Q1 2013	Share Price - $			Share Appreciation - $
December 19, 2012 (date of signing with Google)	14.11	(1)
			>	1.24
January 11, 2013 (date of signing with Comcast)	15.35
			>	1.82
March 31, 2013 (quarter end)	17.17

				Total Before Tax Impact - $M
Revenue / Gross Margin Impact
* 10.6M shares x $1.24				13.2
* Recorded as contra revenue per ASC 605

Other (Income) Expense Impact
* 10.6M shares x $1.82				19.3
* Mark to market per fair value measurement guidance

				32.5

(1)	20 trading day trailing closing price

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Acquisition Accounting Impacts Related to Deferred Revenue: In connection with our acquisition of BigBand, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We have historically experienced high renewal rates related to our support agreements and our objective is to increase the renewal rates on acquired post contract support agreements; however, we cannot be certain that our customers will renew our contracts.

Reduction in revenue related to Comcast of Investment in ARRIS: In connection with our acquisition of Motorola Home, Comcast was given an opportunity to invest in ARRIS. The accounting guidance requires that we record the implied fair value of benefit received by Comcast as a reduction in revenue. Until the closing of the deal, changes in the value of the investment will be marked to market and flow through other expense (income). We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total revenues and other expense (income).

Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Acquisition Costs: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We incurred significant expenses in connection with our recent acquisition of BigBand, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations. Acquisition related expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. We believe it is useful to understand the effects of these items on our total operating expenses.

Restructuring Costs: We have excluded the effect of restructuring charges in calculating our non-GAAP operating expenses and net income measures. Restructuring expenses consist of employee severance, abandoned facilities, and other exit costs. We believe it is useful to understand the effects of these items on our total operating expenses.

Loss on Sale of Product Line: We have excluded the effect of a loss on the sale of a product line in calculating our non-GAAP operating expenses and net income measures. We believe it is useful to understand the effects of these items on our total operating expenses.

Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Settlement Charge - Pension: In an effort to reduce volatility and administrative expense in connection with the Company’s pension plan, we have offered certain participants an opportunity to voluntarily elect an early payout of their pension benefits. We exclude this charge in Non-GAAP measures, as this is a one-time charge that is not considered by management in their review of financial results.

Non-Cash Interest on Convertible Debt: We have excluded the effect of non-cash interest in calculating our non-GAAP operating expenses and net income measures. We record the accretion of the debt discount related to the equity component non-cash interest expense. We believe it is useful to understand the component of interest expense that will not be paid out in cash.

Impairment of Investment: We have excluded the effect of an other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Credit Facility - Ticking Fees: In connection with our acquisition of Motorola Home, the cash portion of the consideration is funded through debt financing commitments. A ticking fee is a fee paid to our banks to compensate for the time lag between the commitment allocation on a loan and the actual funding. We have excluded the effect of the ticking fee in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Mark To Market Fair Value Adjustment Related To Comcast Investment in ARRIS: In connection with our acquisition of Motorola Home, Comcast was given an opportunity to invest in ARRIS. The accounting guidance requires we mark to market the changes in the value of the investment and flow through other expense (income). We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total other expense (income).

Income Tax Expense (Benefit): We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to state valuation allowances, research and development tax credits and provision to return differences.